SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2004

                     NORD PACIFIC LIMITED
(Exact name of Registrant as specified in its charter)

New Mexico	000-19182	Not Applicable
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

   2727 San Pedro, NE #116, Albuquerque, NM     87110
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number:  (506) 633-3800

Item 5.  Other Events.

        Nord Pacific Limited has previously reported (in an 8-K Report filed on March 17, 2004) on a motion by PGM Ventures Corporation ("PGM") and Warrama Consulting Property Limited ("Warrama") with the Court of Queen's Bench of New Brunswick requesting that PGM and Warrama be added as parties in the proceeding of Nord Resources Corporation versus Nord Pacific Limited and certain directors.  Among other things, PGM and Warrama asked to be added as parties to this legal proceeding.  A court hearing on the motion was held on March 23, 2004.  No decision in regard to the motion was made by the court on that date, and the court adjourned the hearing until April 7, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

          Nord Pacific Limited
(Registrant)

Date: March 24, 2004	By: /s/ Mark R. Welch Mark R. Welch
President and Chief Executive Officer

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